As filed with the Securities and Exchange Commission on July 30, 2004

                                                      Registration No. 333-76079

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 5
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  BLUEFLY, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                 13-3612110
    (State or other jurisdiction of                  (I.R.S. Employer
    incorporation or organization)                 Identification No.)

          42 West 39th Street
          New York, New York                               10018
    (Address of Principal Executive                     (Zip Code)
               Offices)

                      BLUEFLY, INC. 1997 STOCK OPTION PLAN
                            (Full title of the plan)

           E. KENNETH SEIFF                    RICHARD A. GOLDBERG, ESQ.
       Chief Executive Officer            Swidler Berlin Shereff Friedman, LLP
            Bluefly, Inc.                         405 Lexington Avenue
         42 West 39th Street                    New York, New York 10174
       New York, New York 10018                      (212) 973-0111
            (212) 944-8000

            (Name, address and telephone number, including area code,
                             of agents for service)

CALCULATION OF REGISTRATION FEE

                                            PROPOSED          PROPOSED
                            AMOUNT           MAXIMUM           MAXIMUM          AMOUNT OF
 TITLE OF SECURITIES   TO BE REGISTERED   OFFERING PRICE  AGGREGATE OFFERING   REGISTRATION
  TO BE REGISTERED          (1)(2)         PER SHARE (3)      PRICE (3)            FEE
--------------------   ----------------   --------------  ------------------   ------------
Common Stock, par
value $.01 per share   2,000,000 shares     $  2.09         $  4,180,000         $   530

(1) Pursuant to Rule 416, this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) The securities registered hereby represent an addition to the 12,200,000 shares of common stock issuable under the Bluefly, Inc. 1997 Stock Option Plan which were registered previously on this Registration Statement.

(3) Estimated in accordance with Rule 457(c) and (h) of the Securities Act of 1933, as amended (the "Act"), solely for the purpose of calculation of the registration fee. To date none of the options to which these shares relate have been issued. Accordingly, the fee was calculated based on the average of the high and low price for shares of common stock, par value $.01 per share, of the Registrant on the Nasdaq SmallCap Market on July 27, 2004 ($2.09).

                                EXPLANATORY NOTES

        This Amendment No.5 to Registration Statement on Form S-8 is being filed to register an additional 2,000,000 shares of the Registrant's common stock, $.01 par value per share ("Common Stock"), issuable pursuant to the Registrant's 1997 Stock Option Plan (as amended to date, the "Plan"). The contents of the Registration Statement on Form S-8 (File No. 333-76079), filed with the Commission on April 12, 1999, are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

        The following exhibits are filed as part of this Registration Statement:

Exhibit Number.                    Description.
---------------   --------------------------------------------------------------
4.1               Bluefly, Inc. 1997 Stock Option Plan, as amended to date.
5.1               Opinion of Swidler Berlin Shereff Friedman, LLP.
23.1              Consent of PricewaterhouseCoopers LLP
23.2              Consent of Swidler Berlin Shereff Friedman, LLP (contained in
                  Exhibit 5.1).

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 5 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 30th day of July, 2004.

                                        BLUEFLY, INC.

                                        By: /s/ E. Kenneth Seiff
                                            ------------------------------------
                                            E. Kenneth Seiff
                                            Chief Executive Officer and Chairman
                                             of the Board

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                               Titles                      Date
-------------------------   ---------------------------------   ----------------

/s/ E. Kenneth Seiff        Chief Executive Officer and         July 30, 2004
-------------------------    Chairman of the Board
E. Kenneth Seiff             (Principal Executive Officer)

/s/ Patrick C. Barry        Chief Operating Officer and Chief   July 30, 2004
-------------------------    Financial Officer (Principal
Patrick C. Barry             Financial & Accounting Officer)

/s/ Melissa Payner-Gregor   President and Director              July 30, 2004
-------------------------
Melissa Payner-Gregor

*                           Director                            July 30, 2004
-------------------------
Martin Miller

*                           Director                            July 30, 2004
-------------------------
Robert G. Stevens

*                           Director                            July 30, 2004
-------------------------
Neal Moszkowski

*                           Director                            July 30, 2004
-------------------------
David Wassong

*                           Director                            July 30, 2004
-------------------------
Josie Esquivel

*                           Director                            July 30, 2004
-------------------------
Alan Kane

    By:  /s/ E. Kenneth Seiff
         ------------------------
         E. Kenneth Seiff
         Attorney-In-Fact

                                  EXHIBIT INDEX

Exhibit Number                     Description
---------------   --------------------------------------------------------------
4.1               Bluefly, Inc. 1997 Stock Option Plan, as amended to date.
5.1               Opinion of Swidler Berlin Shereff Friedman, LLP.
23.1              Consent of Pricewaterhouse Coopers LLP.
23.2              Consent of Swidler Berlin Shereff Friedman, LLP (contained in
                  Exhibit 5.1).